Exhibit 99.1

Contacts:	Rhonda Aldrich Sparton Corporation
Email: raldrich@sparton.com
Office: 517-787-8600
Sparton Corporation Strengthens Leadership Team
Changes Aimed at Bolstering Its Overall Management Capabilities
JACKSON, Mich. — Jan. 27, 2009 — Sparton Corporation (NYSE: SPA) announces it has appointed three new key members to its leadership team to help strengthen the Company’s financial and operational performance. Led by its new Chief Executive Officer, Cary Wood, appointed to the position in Nov. 2008, the new team members were hired over the past two months because of their expertise in corporate turnarounds and manufacturing management. The additions to the management team are designed to supplement and expand the experience and capabilities of the management team previously in place. At the same time, the Company continues to review the organizational structure to improve accountability.
The new leadership team includes:
•	Gordon Madlock, senior vice president, Operations — Mr. Madlock spearheads the Company’s efforts to maximize operational efficiency. He brings 30-plus years of proven experience in improving manufacturing quality and productivity, having served in executive positions in operations at Citation Corporation, Lear Corporation and United Technologies.

•	Steve Korwin, group vice president, Electronics — Mr. Korwin brings extensive experience leading manufacturing operations, improving quality processes and increasing profitability and sales. He most recently was vice president of quality and engineering at Citation Corporation, where he was responsible for Lean Enterprise deployment and the creation of standardized continuous improvement practices.

•	Mike Osborne, senior vice president, Business Development and Supply Chain — Mr. Osborne is responsible for driving corporate and business unit strategic planning and development, mergers and acquisitions, customer retention, and developing a robust supply chain business model. He has held business development and operations management positions at Ford Motor Company, Gardner Bender, and Elkay Manufacturing.

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“This team provides us with the leadership we need to steer the Company in a more strategic direction that will quickly and effectively position us for positive financial and operational results,” said Wood. “We’ll combine the Company’s 100-plus years of electronics expertise with a broader, yet more cost-effective geographic reach and streamlined manufacturing processes, to ensure the long-term success of Sparton.”
In addition, Sparton has hired Greg Slome as a financial consultant to help accelerate Sparton’s turnaround and provide financial counsel on current and future business plans. Slome brings extensive experience as a global finance executive with companies such as U.S. Robotics Corporation, Circuit Systems, Inc. and Grant Thornton, LLP. His expertise is in international finance, operations management and driving organizational development.
The Company also announced the resignations of two officers of the Company, Mr. Douglas Johnson, formerly Executive Vice President who resigned on December 5, 2008 and Mr. Michael Woods, formerly Senior Vice President, Industrial and Aerospace Business Systems, who resigned on January 22 2009. The duties and responsibilities of Mr. Johnson and Mr. Wood have been assumed by Mr. Madlock and Mr. Osborne, respectively.
About Sparton Corporation
Sparton Corporation (NYSE:SPA) now in its 108th year, is a broad-based provider of electronics to technology-driven companies in diverse markets. The Company provides its customers with sophisticated electronic and electromechanical products through prime contracts and through contract design and manufacturing services. Headquartered in Jackson, Michigan, Sparton has six manufacturing locations worldwide. The Company’s Web site may be accessed at http://www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in the Company’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.
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